UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     September 18, 2013

RALPH LAUREN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-13057	13-2622036
(Commission File Number)	(IRS Employer Identification No.)

650 MADISON AVENUE, NEW YORK, NEW YORK	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 318-7000

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Employment Agreement of Roger N. Farah

On September 18, 2013, Ralph Lauren Corporation (the “Company”) entered into an amended and restated employment agreement with Roger N. Farah, the Company’s current President and Chief Operating Officer (the “Farah Agreement”).  The term of the Farah Agreement commences on November 1, 2013 (the “Farah Effective Date”) and continues until either Mr. Farah or the Company, at any time and for any reason, provide the other party with 30 days advance written notice of his or its intent to terminate employment.  Beginning on the Farah Effective Date, Mr. Farah will no longer be the Company’s President and Chief Operating Officer and will instead serve as Executive Vice Chairman of the Company, and in such capacity he will be required to devote approximately 50% of his working time and efforts to the business and affairs of the Company.

Pursuant to the Farah Agreement, Mr. Farah is entitled to an annual base salary of not less than $450,000 and will participate in the Executive Officer Annual Incentive Plan (“EOAIP”), or, if so determined by the Company and/or the Board of Directors beginning with the Company’s 2015 fiscal year which commences on March 30, 2014, the Company’s Executive Incentive Plan (“EIP”).  Beginning with the Company’s 2015 fiscal year and based upon the Company’s achievement of performance goals established by the Company’s Compensation & Organization Development Committee of the Board of Directors (the “Compensation Committee”), his annual bonus opportunity may range from a threshold of $1.5 million to a maximum of $4.5 million, with a target of $3 million.  For the Company’s 2014 fiscal year which commenced on March 31, 2013, Mr. Farah’s annual bonus opportunity will be 79.167% of bonus amounts previously approved by the Compensation Committee for the Company’s 2014 fiscal year.  During the term of Mr. Farah’s employment agreement, he will also receive an annual payment of $125,000 in the form of deferred compensation, which will be credited in monthly installments to a deferred compensation account.  Pursuant to the Farah Agreement and in accordance with the Company’s 2010 Long-Term Stock Incentive Plan or any successor thereto (the “2010 LTSIP”), beginning in fiscal year 2015, Mr. Farah will be granted an annual equity award grant with a value of $4 million.  He is also eligible to participate in all employee benefit plans and arrangements of the Company for its executives and key management employees.

If Mr. Farah or the Company terminates his employment for any reason, Mr. Farah will receive only that portion of his annual base salary payable through the termination date.  Equity awards granted to him after the Farah Effective Date will be governed by the provisions of the 2010 LTSIP and the respective award agreements, if any, under which such awards were granted.  The treatment of equity awards granted before the Farah Effective Date will be as follows:  (i) distribution with respect to Restricted Share Units (“RSUs”) granted in the Company’s 2012 fiscal year and denominated as Restricted Performance Share Units (“RPSUs”) in the Farah Agreement and Mr. Farah’s prior employment agreement dated as of October 14, 2009 (the “2009 Farah Agreement”) will be made within ten days after the end of the Company’s 2014 fiscal year; (ii) any vested but undistributed RSUs (other than those in clause (i) above) will be distributed as soon as practicable (but in no event later than 30 days) after the termination date; (iii) any unvested stock options and RSUs will vest on their regularly scheduled vesting dates without regard to continued employment; and (iv) any unvested Cliff Restricted Performance Share Units (“Cliff RPSUs”) will remain outstanding and Mr. Farah will vest in such Cliff RPSUs at the end of the applicable performance period based on the Company’s actual degree of achievement of the applicable performance goals.  Notwithstanding the foregoing, if Mr. Farah’s employment is terminated for Cause (as defined in the 2009 Farah Agreement), all unvested equity awards granted after the Farah Effective Date will be forfeited.

Under the Farah Agreement, the above described amounts and stock awards to be provided to him are subject to his compliance with certain restrictive covenants.  The portion of Mr. Farah’s deferred compensation account credited during the term of the Farah Agreement (and any earnings thereon) will be paid to him on the 45th day following the termination of his employment, and the remaining portion of his deferred compensation account will vest and/or be paid out in accordance with the terms of the 2009 Farah Agreement.  Any amounts due and payable to Mr. Farah will be subject to compliance with Section 409A of the Internal Revenue Code.

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Employment Agreement of Jackwyn L. Nemerov

On September 18, 2013, the Company entered into an amended and restated employment agreement with Jackwyn L. Nemerov, the Company’s current Executive Vice President (the “Nemerov Agreement”), pursuant to which Ms. Nemerov will serve as the Company’s President and Chief Operating Officer.  The term of the Nemerov Agreement commences as of November 1, 2013 (the “Nemerov Effective Date”) and continues until April 1, 2017, subject to automatic one-year renewals unless notification is provided by either party at least 180 days prior to the commencement of the next scheduled extension of its intent not to renew the agreement.

Pursuant to the Nemerov Agreement, Ms. Nemerov is entitled to an annual base salary of not less than $1,000,000 and will also be entitled to participate in any applicable bonus program that the Company maintains during the term of her employment, including the EOAIP.  Beginning in fiscal year 2015, she has an annual target bonus opportunity of 300% of her base salary, and a maximum bonus opportunity of 450% of her base salary.  For fiscal year 2014, her annual target bonus opportunity is $2.3 million and a maximum bonus opportunity of $3.45 million, calculated in each case as the sum of: (1) the 2014 full-year annual bonus based on salary, targets and goals establish by the Compensation Committee at the beginning of fiscal year 2014 (which is $1.8 million at target and $2.7 million at maximum) and (2) an incremental bonus based on the Company’s performance for the period between November 1, 2013 and the end of fiscal year 2014 using targets and goals to be approved by the Compensation Committee (which is $500,000 at target and $750,000 at maximum).  Pursuant to the Nemerov Agreement and in accordance with the 2010 LTSIP, beginning in fiscal year 2015, Ms. Nemerov will be granted an annual equity award with a value of $9 million, under the terms of the 2010 LTSIP as approved each year by the Compensation Committee.  In addition, she will receive a one-time equity award under the 2010 LTSIP with a target value of $5,550,000, to be granted on or before the last day of the fiscal quarter in which the Nemerov Effective Date occurs.  This one-time equity award will be one-third in the form of Cliff RPSUs, one-third in the form of Cliff RPSUs with Total Shareholder Return Modifier (“TSR Modifier”), and one-third in the form of stock options.  The Cliff RPSUs and the Cliff RPSUs with TSR Modifier will be subject to the same performance goals and vesting period as those granted on April 1, 2013.  The stock options will vest one-third on the first anniversary of the date grant and one-third on each of the second and third anniversaries of the date stock options were granted to other senior executives of the Company in fiscal year 2014.  Ms. Nemerov is also eligible to participate in all employee benefit plans and arrangements of the Company for its executives and key management employees.

Pursuant to the Nemerov Agreement, if the Company terminates Ms. Nemerov’s employment without Cause, or Ms. Nemerov voluntarily terminates her employment for Good Reason (each as defined in the Nemerov Agreement), except as provided in the next paragraph, she will be entitled to receive her base salary for a severance period equal to the remainder of the term up to a maximum of two years, or for one year, whichever is greater, plus her target bonus for the year of termination.  She will also vest in any unvested stock options (or other equity awards with only service-based vesting conditions) as of the date of termination of her employment and will receive one year from the date of such termination to exercise any vested stock options, but in no event later than the expiration date of such vested stock options.  Any unvested RPSUs (or any other equity awards with performance-based vesting conditions) held by her will vest at the end of the applicable performance period, subject to the Company meeting the applicable performance goals.  In addition, Ms. Nemerov will be entitled to continue to participate during the severance period in any group medical, dental or life insurance plans in which she participated prior to termination.

Notwithstanding the foregoing, if Ms. Nemerov voluntarily terminates her employment for Good Reason as a result of being required to report to a Chief Executive Officer other than Ralph Lauren, then Ms. Nemerov will be entitled to receive her base salary for one year plus her target bonus for the year of termination, and her unvested equity awards will continue to vest according to their original vesting schedule as if her employment had continued for a period of one year, subject to performance goals where applicable, and all stock options will remain outstanding as if her employment had continued during such one-year period.  In addition, Ms. Nemerov will be entitled to continue to participate during the one-year period following such termination of employment in any group medical, dental or life insurance plans in which she participated prior to termination.

If Ms. Nemerov’s employment terminates due to her death or disability, Ms. Nemerov will be entitled to receive a pro-rated portion of the target bonus for the year of termination, and any outstanding equity awards will be treated in the manner described above as if her employment was terminated by the Company without Cause, provided that any then outstanding stock options will be exercisable by her (or her estate, as applicable) until the third anniversary of the date of such termination of employment or, if earlier, the expiration date of the options.

If either the Company or Ms. Nemerov does not renew the Nemerov Agreement, Ms. Nemerov will be entitled to receive a bonus for the year of termination based on the Company’s performance for such year, and any outstanding equity awards will be treated in the manner described above as if her employment was terminated by the Company without Cause.  In addition, if the Company does not renew the Nemerov Agreement, she will be entitled to receive 12 months of her base salary,  plus her target bonus for the year of termination.

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If the Company terminates her employment without Cause or she terminates her employment for Good Reason, in either case within 12 months following a Change of Control of the Company (as defined in the Nemerov Agreement), then, in lieu of the foregoing amounts, Ms. Nemerov will be entitled to receive a lump sum amount, payable within 15 days after the termination of her employment, equal to two times the sum of her annual base salary and the bonus she was paid for the fiscal year immediately prior to her termination.  In addition, any unvested stock options and any other outstanding equity awards held by her will immediately vest, and all of her vested stock options will remain exercisable for one year (but not later than the expiration date of such options).  Pursuant to the Nemerov Agreement, to the extent that the aggregate present value of any payments or benefits payable to Ms. Nemerov that constitute “parachute payments” under Section 280G of the Internal Revenue Code (the “parachute amount”) would exceed 2.99 times her “base amount” (as defined for purposes of Section 280G of the Internal Revenue Code), then such payments and benefits will be reduced to the extent necessary so that the parachute amount is equal to 2.99 times her base amount (provided, that no reduction will apply if she would retain, on a net after-tax basis, a greater amount than she would have retained, on a net after-tax basis, after applying such reduction).

Under the Nemerov Agreement, the above described amounts and stock awards to be provided are subject to her compliance with certain restrictive covenants.  Any amounts due and payable to Ms. Nemerov will be subject to compliance with Section 409A of the Internal Revenue Code.

Employment Agreement of Christopher H. Peterson

On September 18, 2013, the Company entered into an amended and restated employment agreement with Christopher H. Peterson, the Company’s current Senior Vice President and Chief Financial Officer (the “Peterson Agreement”), pursuant to which Mr. Peterson will serve as the Company’s Executive Vice President, Chief Administrative Officer and Chief Financial Officer.  The term of the Peterson Agreement commences as of November 1, 2013 (the “Peterson Effective Date”) and continues until November 1, 2016.

Pursuant to the Peterson Agreement, Mr. Peterson is entitled to an annual base salary of not less than $900,000 and will also be entitled to participate in any applicable bonus program that the Company maintains during the term of his employment, including the EOAIP.  Beginning in fiscal year 2015, he has an annual target bonus opportunity of 200% of his base salary, and a maximum bonus opportunity of 300% of his base salary.  For fiscal year 2014, his annual bonus opportunity will be prorated based on fiscal year 2014 salary earnings and bonus percentages.  Pursuant to the Peterson Agreement and in accordance with the 2010 LTSIP, beginning in fiscal year 2015, Mr. Peterson will be granted an annual equity award with a value of $1.8 million, under the terms of the 2010 LTSIP as approved each year by the Compensation Committee.  The Compensation Committee has the right to reduce the value of any such annual award in its good faith discretion.  In addition, he will receive a one-time equity award under the 2010 LTSIP with a target value of $800,000, to be granted as soon as practicable following the Peterson Effective Date and approval by the Compensation Committee.  This one-time equity award will be one-third in the form of Cliff RPSUs, one-third in the form of Cliff RPSUs with TSR Modifier, and one-third in the form of stock options.  The Cliff RPSUs and the Cliff RPSUs with TSR Modifier will be subject to the same performance goals and vesting period as those granted on April 1, 2013.  The stock options will vest in equal installments on each of the first three anniversaries of the date grant.

Under the Peterson Agreement, if the Company terminates Mr. Peterson’s employment for any reason other than death, disability or Cause, or Mr. Peterson terminates his employment for Good Reason (as such terms are defined in the Peterson Agreement), he will be entitled to receive, in accordance with the Company’s normal payroll practices, an amount equal to his base salary for a severance period equal to one year from the date of such termination, plus a lump sum amount at the end of the severance period equal to Mr. Peterson’s target bonus as determined by the terms of the EOAIP as in effect at the time such termination of employment occurs.  In addition, he will be entitled to continue to participate during the severance period in any group medical or dental insurance plans in which he participated prior to termination.  Mr. Peterson’s rights with respect to any unvested stock options or RSUs will be governed by the provisions of the Company’s 2010 LTSIP and the respective award agreements, if any, under which such awards were granted.

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If the Company terminates his employment without Cause, or Mr. Peterson voluntarily terminates his employment for Good Reason, within 12 months following a Change of Control of the Company (as defined in the Peterson Agreement), then, in lieu of the foregoing amounts, Mr. Peterson will be entitled to receive a lump sum amount, payable within 15 days after the termination of his employment, equal to two times the sum of his annual base salary and the bonus he was paid for the most recently completed fiscal year immediately prior to his termination. In addition, in such event, any unvested stock options, unvested restricted stock and unvested RPSUs held by Mr. Peterson will immediately vest, and all of his vested stock options will remain exercisable for six months.

If Mr. Peterson voluntarily terminates his employment without Good Reason, or if the Company terminates his employment for Cause, Mr. Peterson will be entitled to receive only his base salary through the date of termination.  In the event his employment terminates due to his death or disability, he or his estate will be entitled to receive all payments due to Mr. Peterson through the date of his death or termination due to disability.

Under the Peterson Agreement, the above described amounts and stock awards to be provided are subject to his compliance with certain restrictive covenants.  Any amounts due and payable to Mr. Peterson will be subject to compliance with Section 409A of the Internal Revenue Code.

The foregoing descriptions of each of the Farah Agreement, the Nemerov Agreement and the Peterson Agreement are qualified in their entirety by the Farah Agreement, the Nemerov Agreement and the Peterson Agreement which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

On September 18, 2013, the Company issued a press release concerning the matters discussed above and a copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1	Amended and Restated Employment Agreement, made effective as of November 1, 2013, between Ralph Lauren Corporation and Roger N. Farah.

10.2	Amended and Restated Employment Agreement, made effective as of November 1 2013, between Ralph Lauren Corporation and Jackwyn L. Nemerov.

10.3	Amended and Restated Employment Agreement, made effective as of November 1, 2013, between Ralph Lauren Corporation and Christopher H. Peterson.

99.1	Press release dated September 18, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RALPH LAUREN CORPORATION

Date: September 18, 2013	By:	/s/ Christopher H. Peterson
Name: Christopher H. Peterson
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1	Amended and Restated Employment Agreement, made effective as of November 1, 2013, between Ralph Lauren Corporation and Roger N. Farah.

10.2	Amended and Restated Employment Agreement, made effective as of November 1, 2013, between Ralph Lauren Corporation and Jackwyn L. Nemerov.

10.3	Amended and Restated Employment Agreement, made effective as of November 1, 2013, between Ralph Lauren Corporation and Christopher H. Peterson.

99.1	Press release dated September 18, 2013.